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                                                                    EXHIBIT 23.1

Board of Directors
Trend Mining Company
(Formerly Silver Trend Mining Company)
Coeur d'Alene, Idaho


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our review report dated May 17, 2001, on the financial statements of Trend Mining Company (formerly Silver Trend Mining Company) (an exploration stage company) as of March 31, 2001, for the filing with and attachment to the Form 10-QSB for the period ended March 31, 2001.


/s/ Williams & Webster, P.S.
-------------------------------------
Williams & Webster, P.S.
CERTIFIED PUBLIC ACCOUNTANTS
Spokane, Washington


May 21, 2001